UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 9, 2023

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40391	82-5144171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2399 Bateman Avenue

Duarte, CA 91010

(Address Of Principal Executive Offices) (Zip Code)

(626) 863-7344

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	IPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on November 9, 2022, iPower Inc., a Nevada corporation (the “Company”), received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive business days, the closing bid price for the Company’s common stock was trading below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(3) (the “Bid Price Requirement”). The notification received from Nasdaq had no immediate effect on the Company’s Nasdaq listing and the Company’s common stock has continued to trade on Nasdaq under the ticker symbol “IPW.”

In accordance with Nasdaq Rules, the Company was provided an initial period of 180 calendar days, or until May 8, 2023 (the “Initial Grace Period”), to regain compliance with the Bid Price Requirement. Because the Initial Grace Period was coming to an end and the Company had yet to regain compliance, at the beginning of May 2023, the Company submitted a request for an additional 180-day extension (the “Additional Grace Period”) to Nasdaq to allow the Company additional time to regain compliance. On May 9, 2023, Nasdaq granted the Company’s request for an Additional Grace Period, or through November 3, 2023, to regain compliance.

As a result, if at any time before the end of the Additional Grace Period the closing bid price for the Company’s common stock is at least $1.00 for a minimum of 10 consecutive trading days, the Staff will provide the Company written confirmation of compliance with the Bid Price Requirement. If, however, the Company does not regain compliance with the Bid Price Requirement during the Additional Grace Period, the Company will need to complete a reverse stock split to regain compliance. At the Company’s most recent annual meeting, held April 26, 2023, a majority of the Company’s stockholders approved (the “Stockholder Approval”) the ability of the Company’s board of directors to effectuate a reverse stock split of between 1-for-2 or 1-for-4 shares of common stock (the “Reverse Stock Split”), which the Company believes will be adequate to bring the Company back into to compliance with the Bid Price Requirement should the Company be unable to timely regain compliance through market forces alone.

Notwithstanding the aforementioned Stockholder Approval to effectuate the Reverse Stock Split, in the event the Company does not regain compliance with the Bid Price Requirement during the Additional Grace Period, the Staff will provide written notification to the Company that its common stock will be subject to delisting. At such time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel. There can be no assurance that the Company will regain compliance or otherwise maintain compliance with any of the other listing requirements. Nonetheless, the Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider available options, including effectuating the Reverse Stock Split, in order to regain compliance with the Bid Price Requirement and maintain its Nasdaq listing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2023

iPOWER INC.

By:	/s/ Kevin Vassily
Name:	Kevin Vassily
Title:	Chief Financial Officer

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